Exhibit 99.1


[LOGO]                                                              NEWS RELEASE
BRIGHAM                                                    FOR IMMEDIATE RELEASE
Exploration Company

BRIGHAM EXPLORATION REPORTS STRONG SECOND QUARTER & PROVIDES THIRD QUARTER FORECAST

================================================================================

      Austin, TX -- August 12, 2003 -- Brigham Exploration Company (NASDAQ:BEXP) today announced its financial results for the quarter ended June 30, 2003. Highlights of Brigham's financial performance for the quarter include:

o Production volumes increased 6% over second quarter 2002 volumes to average 28.9 MMcfe/d;

o 38% growth in revenue over revenue in the second quarter 2002 due to increased production and higher realized natural gas and oil prices ($4.66 vs. $3.57 per Mcfe); and

o 116% increase in operating income to $4.9 million in the second quarter 2003 versus $2.3 million in the second quarter 2002.

SECOND QUARTER 2003 RESULTS

      Average net daily production for the second quarter 2003 was 28.9 MMcfe/d, compared to 27.3 MMcfe/d for the second quarter last year. Year to date, Brigham's net daily production has averaged 30.1 MMcfe/d, relative to 26.3MMcfe/d in 2002.

      Revenue from the sale of oil and natural gas during the second quarter 2003 was $12.1 million. This represents a 38% increase over revenue from the sale of oil and natural gas during last year's second quarter. Approximately 84% of the increase in revenue for the second quarter 2003 was due to an increase in Brigham's average realized sales price for oil and natural gas and 16% was due to an increase in production volumes.

      Production costs, which include lease operating expenses, ad valorem taxes and production taxes, for the second quarter 2003 were $2.1 million, up 60% when compared to last year's second quarter production costs of $1.3 million. An increase in lease operating expenses, due to an increase in workover activity, represented approximately 49% of the increase. Higher ad valorem taxes, due to higher property valuations, represented approximately 12% of the increase and higher production taxes, due to an increase in Brigham's realized pre-hedge sales price for natural gas and oil, represented 39% of the increase.

      General and administrative expenses for the second quarter 2003 were $1.2 million compared to $1.7 million in the second quarter last year. General and administrative expenses for the second quarter 2002 included a charge for non-cash compensation expense of $596,000. Excluding this non-cash charge, general and administrative expenses for the second quarter 2003 were up 6%. Depletion expenses for the second quarter 2003 were $3.8 million compared to $3.4 million in the second quarter last year. Approximately 49% of the increase in depletion expenses was due to an increase in production volumes while 51% of the increase was the due to a 6% increase in Brigham's depletion rate.

      Lower average outstanding debt balances for the quarter combined with a decrease in Brigham's weighted average interest rate on its outstanding debt resulted in a 25% decrease in Brigham's interest expense for the second quarter 2003. Interest expense for the second quarter 2003 was $1.2 million compared to $1.6 million during last year's second quarter. Brigham's weighted average interest rate on its outstanding borrowings for the second quarter 2003 was 5.9% and its weighted average outstanding debt balance was $77.5 million.

      Net income to common stockholders for the second quarter 2003 was $2.4 million ($0.10 diluted earnings per share) compared to $61,000 ($0.00 diluted earnings per share) in the second quarter last year.

                                                                    Exhibit 99.1

      Net capital expenditures for oil and natural gas activities for the second quarter 2003 were $9.9 million. This included $7.5 million for drilling, $1.2 million for land and geological and geophysical activities, and $1.4 million in capitalized interest and overhead expenses. Brigham also received $201,000 in reimbursements and proceeds from participants in Brigham generated projects during the second quarter 2003.

THIRD QUARTER 2003 FORECAST

      The following forecasts and estimates of Brigham's third quarter 2003 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

      Brigham currently expects third quarter 2003 production volumes to average between 27.5 and 31.5 MMcfe/d, 65% of which consists of natural gas. For the third quarter 2003, lease-operating expenses, including ad valorem taxes, are projected to be $0.39 per Mcfe and Brigham estimates that it will spend an additional $157,000 for workover operations. Production taxes are projected to be 5.5% of pre-hedge oil and natural gas revenues, net general and administrative expenses are projected to be $1.2 million ($0.42 to $0.48 per Mcfe), depletion expenses are projected to be $1.46 per Mcfe, depreciation and amortization expenses are projected to be $192,000 and accretion of asset retirement obligation is expected to be $36,000.

      Based on these production and cost estimates and an assumed average NYMEX prices of $ 4.99 per MMBtu for natural gas and $28.07 per barrel for oil, and taking into account current hedging contracts outstanding, Brigham forecasts revenue of between $11.0 and $12.8 million and operating income of between $4.2 and $5.2 million for the third quarter 2003.

CONFERENCE CALL INFORMATION

      Brigham management will host a conference call to discuss the Company's second quarter 2003 operational and financial results with investors, analysts and other interested parties on Wednesday, August 13th, at 9:00 a.m. Central time. To participate in the call, participants within the U.S. please dial 888-396-2384 and participants outside the U.S. please dial 617-847 -8711. The participant passcode for the call is 22408886. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. Central time on Wednesday, August 27th. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 26309650. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

      A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on August 13, 2003, will be available on the Brigham's website under the investor relations section. To access go to www.bexp3d.com click on the investor relations tab and then click on news releases 2003. The file with a copy of the press release is named Brigham Exploration Reports Strong Second Quarter and Provides Third Quarter Guidance and is dated August 12, 2003. The file with the other financial and statistical information is named Other Financial and Statistical Information for Second Quarter 2003 Conference Call and is dated August 12, 2003.

ABOUT BRIGHAM EXPLORATION

      Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD LOOKING STATEMENTS DISCLOSURE

      Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in
commodity  prices,   unforeseen  engineering  and


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

                                                                    Exhibit 99.1

mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:            John Turner, Manager - Finance & Investor Relations
                    (512) 427-3300


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

                                                                    Exhibit 99.1

                           BRIGHAM EXPLORATION COMPANY
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data) (unaudited)

                                                                       Three Months Ended June 30,        Six Months Ended June 30,
                                                                       ---------------------------        -------------------------
                                                                         2002              2003             2002             2003
                                                                       --------          ---------        --------         --------
Revenues:
  Oil and natural gas sales                                             $  8,769         $ 12,127         $ 15,203         $ 26,766
  Other revenue                                                               17               43               27               81
                                                                        --------         --------         --------         --------
                                                                        $  8,786         $ 12,170         $ 15,230         $ 26,847
Costs and expenses:
  Lease operating                                                            796            1,270            1,667            2,244
  Production taxes                                                           499              806              852            1,744
  General and administrative                                               1,718            1,187            2,682            2,326
  Depletion of oil and natural gas properties                              3,394            3,799            6,531            7,901
  Depreciation and amortization                                              101              160              204              257
  Accretion of asset retirement obligation                                    --               37               --               71
                                                                        --------         --------         --------         --------
                                                                        $  6,508         $  7,259         $ 11,936         $ 14,543
                                                                        --------         --------         --------         --------
Operating income                                                        $  2,278         $  4,911         $  3,294         $ 12,304

  Interest expense                                                        (1,649)          (1,224)          (3,070)          (2,506)
  Interest income                                                             74                7               93               28
  Other income (expense) (a)                                                  79             (281)            (169)            (170)
                                                                        --------         --------         --------         --------
Income before income taxes and cumulative
  effect of change in accounting principle                              $    782         $  3,413         $    148         $  9,656
  Income tax expense                                                          --               --               --               --
                                                                        --------         --------         --------         --------
Income before cumulative effect of change in
  accounting principle                                                  $    782         $  3,413         $    148         $  9,656
  Cumulative effect of accounting change                                      --               --               --              268
                                                                        --------         --------         --------         --------
Net income                                                              $    782         $  3,413         $    148         $  9,924
  Preferred stock dividend & accretion                                       721            1,028            1,419            2,023
                                                                        --------         --------         --------         --------
Net income (loss) to common                                             $     61         $  2,385         $ (1,271)        $  7,901
                                                                        ========         ========         ========         ========
Net income (loss) to common per share:
  Basic                                                                 $   0.00         $   0.12         $  (0.08)        $   0.40
  Diluted                                                                   0.00             0.10            (0.08)            0.30

Wt. Avg. common shares outstanding:
  Basic                                                                   16,038           20,087           16,027           19,898
  Diluted                                                                 17,760           30,037           16,027           32,090
(a) Includes the following: Non-cash gains
    (losses) due to the change in the
    fair market value of derivative contracts
    that did not qualify as hedges of:                                  $    635         $     --         $    384         $     --

    Non-cash gains (losses) for ineffective
    portion of hedging contracts of:                                          --             (281)              --             (170)


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

                           BRIGHAM EXPLORATION COMPANY
                PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                   (unaudited)

                                                               Three Months Ended June 30,             Six Months Ended June 30,
                                                               ---------------------------             -------------------------
                                                                2002                 2003               2002               2003
                                                               ------               ------             ------             ------
Average net daily production:
   Natural gas (MMcf)                                           16.7                 17.0                15.8               16.7
   Oil (Bbls)                                                  1,778                1,990               1,749              2,243
   Equivalent natural gas (MMcfe) (6:1)                         27.3                 28.9                26.3               30.1

Total net production:
   Natural gas (MMcf)                                          1,499                1,528               2,844              3,000
   Oil (MBbls)                                                   160                  179                 315                402
   Equivalent natural gas (MMcfe) (6:1)                        2,460                2,602               4,733              5,412
   % Natural gas                                                  61%                  59%                 60%                55%

Sales prices:
   Natural gas ($/Mcf) (a)                                   $  3.30               $ 4.72              $ 2.92             $ 5.12
   Oil ($/Bbl) (a)                                             23.90                27.45               21.95              28.39
   Weighted average ($/Mcfe) (6:1)                              3.57                 4.66                3.21               4.95

   (a) Includes the effects of hedging gains (losses) of:
           Natural gas ($/Mcf)                               $ (0.21)              $(0.88)             $ 0.01             $(1.28)
           Oil ($/Bbl)                                         (1.69)               (2.07)              (1.02)             (2.98)

                       SUMMARY CONSOLIDATED BALANCE SHEETS
                           (in thousands) (unaudited)

                                                            12/31/2002         06/30/2003
                                                            ----------         ----------
Assets:
  Current assets                                             $ 33,322           $ 28,610
  Oil and gas properties, at cost, net                        164,980            177,306
  Other property and equipment, at cost, net                    1,234              1,263
  Other non-current assets                                      2,523              3,491
                                                             --------           --------
    Total assets                                             $202,059           $210,670
                                                             ========           ========
Liabilities and stockholders' equity:
  Current liabilities                                        $ 34,010           $ 35,823
  Notes payable                                                60,000             53,000
  Senior subordinated notes, net                               21,797             22,382
  Other non-current liabilities                                   186              2,486
    Total liabilities                                        $115,993           $113,691
  Series A Preferred Stock, mandatorily redeemable             19,540             21,144
  Series B Preferred Stock, mandatorily redeemable              4,777              5,196
  Stockholders' equity                                         61,749             70,639
                                                             --------           --------
    Total liabilities and stockholders' equity               $202,059           $210,670
                                                             ========           ========

                                                                    Exhibit 99.1

                           BRIGHAM EXPLORATION COMPANY
                  SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands) (unaudited)

                                                                             Three Months Ended June 30,   Six Months Ended June 30,
                                                                             ---------------------------   -------------------------
                                                                                2002             2003         2002           2003
                                                                             ---------         --------    ---------       ---------
Cash flows from operating activities:
   Net income                                                                 $    782         $  3,413     $    148       $  9,924
   Depletion, depreciation and amortization                                      3,495            3,959        6,735          8,158
   Accretion of asset retirement obligation                                         --               37           --             71
   Interest paid through issuance of add'l senior sub. notes                       270              289          497            585
   Amortization of deferred loan fees                                              299              280          585            533
   Non-cash compensation expense                                                   596               --          596             --
   Cumulative effect of adoption of accounting principle                            --               --           --           (268)
   Market value adjustment for derivatives instruments                            (635)             281         (384)           170
   Changes in operating assets and liabilities                                   1,218              197        1,879          4,345
                                                                              --------         --------     --------       --------
       Net cash provided by operating activities                              $  6,025         $  8,456     $ 10,056       $ 23,518

Cash flows used by investing activities                                         (8,193)          (9,875)     (13,193)       (19,214)
Cash flows (used) provided by financing activities                                  48           (2,835)       3,725         (7,391)
                                                                              --------         --------     --------       --------
Net increase (decrease) in cash and cash equivalents                          $ (2,120)        $ (4,254)    $    588       $ (3,087)
                                                                              ========         ========     ========       ========

                              SUMMARY PER MCFE DATA
                                   (unaudited)

                                                                            Three Months Ended June 30,   Six Months Ended June 30,
                                                                            ---------------------------   -------------------------
                                                                               2002             2003        2002             2003
                                                                            ----------        ---------   ---------        --------
Revenues:
   Oil and natural gas sales                                                  $   3.57        $   4.66     $   3.21        $   4.95
   Other revenue                                                                  0.01            0.02         0.01            0.01
                                                                              --------        --------     --------        --------
                                                                              $   3.58        $   4.68     $   3.22        $   4.96
Costs and expenses:
   Lease operating                                                                0.32            0.49         0.35            0.41
   Production taxes                                                               0.20            0.31         0.18            0.32
   General and administrative                                                     0.70            0.46         0.57            0.43
   Depletion of natural gas and oil properties                                    1.38            1.46         1.38            1.46
   Depreciation and amortization                                                  0.04            0.06         0.04            0.05
   Accretion of asset retirement obligation                                         --            0.01           --            0.01
                                                                              --------        --------     --------        --------
                                                                              $   2.64        $   2.79     $   2.52        $   2.68
                                                                              --------        --------     --------        --------
   Operating income                                                           $   0.94        $   1.89     $   0.70        $   2.28

                                                                    Exhibit 99.1

                           BRIGHAM EXPLORATION COMPANY
       SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF AUGUST 12, 2003
                                   (unaudited)

                                         Q3 2003   Q4 2003  Q1 2004  Q2 2004  Q3 2004  Q4 2004  Q1 2005  Q2 2005
                                         -------   -------  -------  -------  -------  -------  -------  -------
Natural Gas Swaps:    MMBtu/d              6,500    4,500    3,250    2,500    1,500    1,000       --       --
                      $/MMBtu             $3.867   $4.039   $4.963   $4.252   $4.180   $4.360   $   --   $   --

Natural Gas Collars:  MMBtu/d                 --       --    3,000    2,000    1,500    1,000    1,000    1,000
                      Floor - $/MMbtu     $   --   $   --   $4.000   $4.000   $4.000   $4.000   $4.000   $4.000
                      Ceiling - $/MMbtu   $   --   $   --   $9.900   $5.450   $5.390   $5.620   $7.250   $5.400

Natural Gas Floors:   MMBtu/d              5,000    5,000       --       --       --       --       --       --
                      $/MMBtu             $4.500   $4.500   $   --   $   --   $   --   $   --   $   --   $   --


Crude Oil Swaps:      Bbls/d                 600      450      325      225      150      100       --       --
                      $/Bbl               $23.77   $23.21   $25.35   $24.52   $23.91   $23.80   $   --   $   --

Crude Oil Collars:    Bbls/d                  --       --      150      100      100      100      100       --
                      Floor - $/Bbl       $   --   $   --   $23.00   $23.00   $23.00   $23.00   $23.00   $   --
                      Ceiling - $/Bbl     $   --   $   --   $27.74   $26.64   $25.91   $25.39   $25.07   $   --

Note: Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.


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